SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             U. S. GOLD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
(5) Total fee paid:

________________________________________________________________________________
    Fee paid previously with preliminary materials:

________________________________________________________________________________
      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

________________________________________________________________________________
(2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
(3) Filing Party:

________________________________________________________________________________
(4) Date Filed:

                              U.S. GOLD CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July __, 2003

To the Shareholders of U.S. Gold Corporation:

The Annual Meeting of the Shareholders of U.S. Gold Corporation (the "Company") will be held at the (location) on July __, 2003 at 10:00 am or at any adjournment or postponement thereof, for the following purposes:

     (1)  To elect six (6) directors of the Company;

     (2) To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 18,000,000 shares par value $0.10/share to 35,000,000 shares of par value $0.10/share;

     (3) To approve an amendment to the Company's Non-Qualified Stock Option and Stock Grant to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 shares to 3,500,000 shares; and

     (4) To transact such other business as may properly come before the meeting.

Details relating to the above matters are set forth in the attached Proxy Statement. All Shareholders of record of U.S. Gold Corporation, as of the close of business on May __, 2003, will be entitled to notice of and to vote at such meeting or any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE-PAID CARD. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

By Order of the Board of Directors
William W. Reid, President

Lakewood, Colorado
June __, 2003

                                 PROXY STATEMENT
                              U.S. GOLD CORPORATION
                           2201 Kipling St., Suite 100
                          Lakewood, Colorado 80215-1545
                            Telephone: (303) 238-1438

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD July __, 2003

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by Management of the Company, to be voted at the ANNUAL MEETING OF SHAREHOLDERS of the Company to be held at 10:00 am on (day), July __, 2003, at the (location and address), or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of proxy will be first mailed or given to Shareholders of the Company on or about
June __, 2003. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon, and if no instructions are given then in the discretion of the proxy holder.

                              REVOCATION OF PROXIES

     Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering written revocation or a later dated proxy to the Secretary of the Company.

                         VOTING RIGHTS AND VOTE REQUIRED

     The close of business on May __, 2003 has been fixed by the Board of Directors of the Company as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting. At such date there were 17,453,533 shares of the Company's $.10 par value common stock outstanding (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote on all matters which may come before the meeting. Abstentions or withholding authority to vote will be counted as shares represented at the meeting for determining whether a quorum is present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on a particular proposal will not be treated as shares present and entitled to vote on the proposal. Cumulative voting in the election of directors is prohibited.

     The Company has no class of voting securities other than Common Stock. The holders of one-third of the issued and outstanding shares of the Company entitled to vote, represented at the meeting in person or by proxy, constitute a quorum at any Shareholders' meeting. Assuming a quorum is present, the six nominees receiving the highest number of votes cast will be elected as directors. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock will be necessary to approve the proposal to amend the Articles of Incorporation to increase the number of shares of Common Stock from 18,000,000 shares to 35,000,000 shares. The affirmative vote of a majority of the shareholders present in person or by proxy at the meeting is necessary for approval of the amendment to the Non-Qualified Stock Option and Stock Grant Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 shares to 3,500,000 shares.

     Unless specified otherwise, each proxy submitted will be voted FOR the persons nominated by Management for directors of the Company, being William W. Reid, John W. Goth, Richard F. Nanna. Peter Bojtos, Curtis Deane and David C. Reid, FOR the proposal to amend the Articles of Incorporation to increase the authorized shares of Common Stock from 18,000,000 shares to 35,000,000 shares, and FOR the proposal to amend the Non-Qualified Stock Option and Stock Grant Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 shares to 3,500,000 shares.

     Management knows of no other matter or motion to be presented at the meeting. If any other matter or motion should be presented at the meeting upon which a vote must be properly taken, it is the intention of the person named in the accompanying form of proxy to vote such proxy in accordance with that person's judgment, including any matter or motion dealing with the conduct of the meeting.

     Any Shareholder who completes a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company (c/o William F. Pass, Secretary, 2201 Kipling St., Suite 100, Lakewood, Colorado 80215-1545), by submitting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

     All of the expenses involved in preparation, assembling and mailing this Proxy Statement, the materials enclosed herewith, and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph, electronic communications or personal interview. Such persons will receive no compensation for their services other than their normal salaries.

     The Company has retained Morrow & Co., Inc., professional proxy solicitors at an estimated fee of $4,500.00 plus reasonable out-of-pocket expenses to assist in the solicitation process. Approximately 35 persons will be utilized by such firm in its solicitation efforts. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of shares of the Company's Common Stock.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the number of shares of the Company's common stock owned beneficially as of May 31, 2003, by each person known by the Company to have owned beneficially more than five percent and such shares then outstanding, by each person serving as a director of the Company, the Executive Officers, and all of the Company's officers and directors as a group.

                                                                   Percentage of
                                                                       Class
Name and Address of                                    Number       Beneficially
Beneficial Owner           Type of Ownership          of Shares        Owned
-------------------        -----------------         ------------  -------------

William W. Reid            Record and Beneficial       105,095 (1)      0.6%
25 Downing St., No. 1-501
Denver, CO 80218

David C. Reid              Record and Beneficial        60,670 (2)      0.3%
2201 Quitman St.
Denver, CO 80212

William F. Pass            Record and Beneficial        21,400 (3)      0.1%
14820 W. 58th Pl
Golden, CO 80403

John W. Goth               Record and Beneficial        10,100 (4)      0.1%
15140 Foothill Road
Golden, CO  80401

Richard F. Nanna           Record and Beneficial             0          0.0%
4430 W. Commander Drive
Winnemucca, NV 89445

Peter Bojtos               Record and Beneficial             0          0.0%
2582 Taft Ct.
Lakewood, CO 80215

Curtis Deane               Record and Beneficial             0          0.0%
BNP Paribas
787 7th Avenue
New York, NY 10019 (5)

Placer Dome U.S. Inc.      Record and Beneficial       975,000          5.6%
Suite 600-1055 Dunsmuir St.
Vancouver, British Columbia,
Canada V7X 1L3 (6)

Resource Investment        Beneficial                3,232,373         18.5%
Trust PLC
10-12 Little Trinity Lane
London, England EC4V 2DH

French American            Record and Beneficial     2,197,265         12.6%
Banking Corporation
787 7th Ave
New York, NY  10019

Excalibur Limited          Record and Beneficial     1,285,715(7)       7.2%
Partnership (7)
33 Prince Arthur Avenue
Toronto, Ontario,
Canada M5X 1E4

U.S. Global Investor (9)   Record and Beneficial     1,000,000          5.7%
7900 Callaghan Road
San Antonio, TX 78278-1234

All officers and                                       197,265          1.1%
directors as a group (7 persons)


(1) This number includes an option to purchase 41,095 shares at $.16 per share which were exercisable within 60 days.
(2) This number includes an option to purchase 40,700 shares at $.16 per share which were exercisable within 60 days.
(3) This number includes an option to purchase 16,400 shares at $.16 per share which were exercisable within 60 days.
(4) This number consists of an option to purchase 10,100 shares at $.16 per share which were exercisable within 60 days.
(5) Mr. Curtis Deane, a director of the Company, is an employee of BNP Paribas which is an affiliate of French American Banking Corporation and which is the direct or beneficial owner of 2,197,265 shares of the Company, for which Mr. Deane disclaims beneficial ownership.
(6) Placer Dome U.S. Inc. is a wholly owned subsidiary of Placer Dome Inc., a Canadian public company.
(7) Excalibur Limited Partnership is an Ontario, Canada limited partnership the general partner of which is William Hechter.
(8) This percentage includes warrants to purchase 428,572 shares of Common Stock which are exercisable within 60 days of the date of this report.
(9)  U.S. Global Investors is a publicly traded resource investment fund.


                              ELECTION OF DIRECTORS

     At the Annual Meeting, the Shareholders will elect six directors of the Company. Each director will hold office until the next Annual Meeting of Shareholders and thereafter until a successor is elected and has qualified. Pursuant to Article IV, Section 1 of the Company's Bylaws, the Board of Directors has established the number of directors at six effective May 19, 2003. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE

OF INSTRUCTIONS TO THE CONTRARY, THE PERSON NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE ELECTION OF THE FOLLOWING PERSONS NAMED AS THE COMPANY'S NOMINEES FOR DIRECTORS OF THE COMPANY: WILLIAM W. REID, JOHN W. GOTH, RICHARD F. NANNA, PETER BOJTOS, CURTIS DEANE, AND DAVID C. REID. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such other person as the Management of the Company may recommend. The six nominees for directors receiving the highest number of votes cast will be elected as directors.

     The following table sets forth certain information as to each officer and director of the Company:

                                                                    Held     Position
Name                  Age      Position With the Company            Since    Term Expires
----                  ---      -------------------------            -----    ------------
William W. Reid       54       President, Chief Executive           1979     Next Meeting
                               Officer and Director                          of Shareholders or
                                                                             When Successor is Elected

John W. Goth          75       Director                             1987     Next Meeting
                                                                             of Shareholders or
                                                                             When Successor is Elected

Richard F. Nanna      54       Director                             2003     Next Meeting
                                                                             of Shareholders or
                                                                             When Successor is Elected

Peter Bojtos          54       Director                             2003     Next Meeting
                                                                             of Shareholders or
                                                                             When Successor is Elected

Curtis Deane          54       Director                             2003     Next Meeting
                                                                             of Shareholders or
                                                                             When Successor is Elected

                                       5


David C. Reid         52       Vice President                       1993     Next Meeting
                               and Director                                  of Shareholders or
                                                                             When Successor is Elected

William F. Pass       56       Vice President,                      n/a      n/a
                               Chief Financial
                               Officer, Secretary

WILLIAM W. REID-PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

     Mr. Reid, a founder of the Company, has served as a Director and the President of the Company since its inception in 1979. Mr. Reid devotes a majority of his time to the business and affairs of the Company. Mr. Reid is also president and chairman of the board of directors of Gold Resource Corporation ("GRC"), a private corporation and an affiliate of the Company. From July 1, 2000 through December 31, 2002, the Company managed the affairs of GRC under management contracts between the Company and GRC. Commencing January 2, 2003, Mr. Reid may spend personal time on the business affairs of GRC. This time will not interfere with his duties as an officer and director of the Company. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-GOLD RESCOURCE CORPORATION.") Effective January 1, 1994, Mr. Reid and the Company entered into an employment contract as discussed further under EXECUTIVE COMPENSATION-EMPLOYMENT CONTRACTS.

JOHN W. GOTH-DIRECTOR

     Mr. Goth has been a director of the Company since 1987. Mr. Goth also serves on the board of directors of Royal Gold, Inc., a publicly traded company. For the past ten years, Mr. Goth has been a self-employed mining consultant.

RICHARD F. NANNA-DIRECTOR

     Mr. Nanna has been a director of the Company since January 17, 2003. Since 2000, Mr. Nanna has been employed by Apollo Gold Corporation, a publicly traded company and its predecessor company, Nevaro Gold, as Vice
President-Exploration/Development. From 1993 to 1999, Mr. Nanna was Vice President of Exploration for FirstMiss Gold, Getchell Gold Mining and Placer Dome.

PETER BOJTOS-DIRECTOR

     Mr. Bojtos was appointed as a director of the Company May 19, 2003. From 1993 to 1995, he was chairman and chief executive officer of Greenstone Resources Limited, a company which was then constructing gold mines in Central America. Mr. Bojtos is a Professional Engineer and for the past 7 years has been an independent director of several mining and exploration companies. Mr. Bojtos is director, vice president and vice chairman of Fisher-Watt Gold Co. Inc. Mr. Bojtos also serves on the board of directors of Asian Mineral Resources Ltd., Birim Goldfields Inc, Desert Sun Mining Corp, GMD Resources Corp, Gossan

Resources, Kalimantan gold Corp Ltd, Link Mineral Ventures Inc., LMX Resources, Queenstake Resources Ltd, Tournigan Gold Corp (formerly named Tournigan Ventures
Corp) and Vaaldiam Reources Ltd (previously named Noble Peak Resources Ltd). Mr. Bojtos is also a director of Sahelian Goldfields Inc. (Sahelian)which filed a proposal to its creditors under the Bankruptcy and Insolvency Act of Canada in July 2001. As a result Sahelian's creditors were stayed from taking action and the company was not placed into receivership or bankruptcy. The proposal of Sahelian was approved by the courts in September, 2001, and the company is now being reorganized.

CURTIS DEANE-DIRECTOR

     Mr. Deane was appointed as a director of the Company May 19, 2003. Since 1987 Mr. Deane has been an employee of BNP Paribas with the title of director. BNP Paribas is a banking entity with worldwide operations and is an affiliate of French American Banking Corporation ("FABC"). FABC, in turn, is the owner of 2,197,265 shares of the Corporation representing approximately 12.6 percent of the outstanding shares as of May 31, 2003. In addition, FABC has certain contingent rights under the "Agreement To Pay Distributions" dated February 21, 1992 (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS- French American Banking Corporation").

DAVID C. REID-VICE PRESIDENT EXPLORATION AND DIRECTOR

     Mr. Reid, a co-founder of the Company, has served as a director and Vice President of the Company since its inception in 1979 except from September 1, 1991 through December 31, 1992 when he was a consultant to the Company. From January 1, 1994 to the present Mr. Reid has been Vice President Exploration and a director. Mr. Reid devotes a majority of his time to the business and affairs of the Company. Mr. Reid is also Vice President and a board member of Gold Resource Corporation ("GRC"), a private corporation and an affiliate of the Company. From July 1, 2000 through December 31, 2002, the Company managed the affairs of GRC under management contracts between the Company and GRC. Commencing January 2, 2003, Mr. Reid may spend personal time on the business affairs of GRC. This time will not interfere with his duties as an officer and director of the Company. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - GOLD RESOURCE CORPORATION.") From January 1, 1993 through December 31, 1993, Mr. Reid was an employee of TSVLP and sole director and President of U.S. Environmental Corporation, a wholly owned subsidiary of the Company and 0.5 percent owner and limited partner in TSVLP. Effective January 1, 1994, Mr. Reid and the Company entered into an employment contract as discussed further under EXECUTIVE COMPENSATION - EMPLOYMENT CONTRACTS.

WILLIAM F. PASS-VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY

     Mr. Pass joined the Company in June 1988 and was appointed Corporate Secretary on September 1, 1991 and effective January 1, 1994, was made Vice

President Administration. Effective February 1, 1996, Mr. Pass was appointed Vice President, Chief Financial Officer and Corporate Secretary. Mr. Pass devotes a majority of his time to the business and affairs of the Company. From July 1, 2000 through December 31, 2002, the Company managed the affairs of GRC under management contracts between the Company and GRC. Commencing January 2, 2003, Mr. Pass may spend personal time on the business affairs of GRC. This time will not interfere with his duties as an officer of the Company. Effective January 1, 1994, Mr. Pass and the Company entered into an employment contract as discussed further under EXECUTIVE COMPENSATION-EMPLOYMENT CONTRACTS.

     There are no family relationships between officers and directors of the Company except that David C. Reid is brother to William W. Reid.

DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors met 5 times during the fiscal year ended December 31, 2002. All of the directors were present for all of the meetings of the Board of Directors held during their individual incumbencies.

     The Audit Committee was composed of Mr. John W. Goth until February 18, 2003 when Mr. Richard F. Nanna was added to the Audit Committee along with its chairman, Mr. Goth. Effective May 19, 2003 Mr. Peter Bojtos was added to the Audit Committee. The Audit Committee met once during 2002. The Audit Committee recommends the selection and reappointment of the Company's independent certified public accountants to the Board of Directors and reviews the proposed scope, consent and results of the audit performed by the accountants and any reports and recommendations made by them. All the members of the Audit Committee meet the definition of "independent" as related to audit committees as set forth by NASDAQ.

     On August 8, 2002, the Company established a standing nominating committee made up of all the members of the Board of Directors. Prior to that date the full Board of Directors acted in the capacity of the nominating committee.

     The Compensation Committee was composed of Mr. John W. Goth until February 18, 2003 when Mr. Richard F. Nanna was added to the Compensation Committee as its chairman along with Mr. Goth. Effective May 19, 2003 Mr. Curtis Deane was added to the Compensation Committee. The Compensation Committee did not meet during 2001. The Compensation Committee reviews and makes recommendations to the Company's Board of Directors concerning the salaries paid to the Company's officers.

                             EXECUTIVE COMPENSATION

COMPENSATION OF OFFICERS

PENSION PLAN

     On December 10, 1985, the Company's Board of Directors adopted a Simplified Employee Pension Plan ("SEP"). The Company evaluates annually contributions to the SEP based upon review by the Board of Directors of the performance of the Company. The Company has not yet determined if a contribution will be made for 2002. No contribution was made for 2001. Under the SEP, the Company has the option of contributing a certain amount directly to its employees' Individual Retirement Accounts. The Plan covers all employees of the Company with certain participation requirements, however the Company is not required to make any contributions in a given year. If contributions are made, they must be made to all eligible employees. Contributions made under the SEP in any one calendar year for any one employee may not be more than the smaller of $40,000 for year 2002 or 25% of that employee's total compensation.

COMPENSATION

     The following table summarizes the total compensation of the Executive Officers of the Company for the Company's three fiscal years ended December 31, 2002. Except as set forth below under "Non-Qualified Stock Option and Stock Grant Plan" and above under "Pension Plan," there were no compensation plans for which cash or non-cash distributions, other than salaries, were made during the last fiscal year:

                                    Summary Compensation Table

                                                              Long Term Compensation
                                                           ----------------------------
                                                             Awards           Payouts
                                                             ------           -------
                                 Annual Compensation       Securities                            All
Name and Principal              ---------------------      Underlying          LTIP             Other
Position                 Year     Salary        Bonus       Options          Payouts($)      Compensation
------------------       ----   ----------      -----      -----------       ----------      ------------
William W. Reid,         2002   $268,552(1)     $   -          -               $   -            $   -
President and CEO        2001   $256,803(1)     $   -          -               $   -            $   -
                         2000   $247,230(1)     $   -          -               $   -            $   -

William F. Pass,         2002   $121,688(2)     $   -          -               $   -            $   -
Vice President,          2001   $116,401(2)     $   -          -               $   -            $   -
Chief Financial          2000   $112,093(2)     $   -          -               $   -            $   -
Officer and Secretary

David C. Reid,           2002   $128,999(3)     $   -          -               $   -            $   -
Vice President           2001   $124,212(3)     $   -          -               $   -            $   -
                         2000   $119,972(3)     $   -          -               $   -            $   -

(1) During 2002, the Company only paid Mr. William Reid $89,761 of his contractual salary of $268,552. Of the balance of such contractual amount, $79,316 was deferred and $99,475 was not paid and is currently owing. Likewise, for 2001 and 2000, Mr. Reid was only paid $189,236 and $189,051, respectively, with the balance of his contractual salary amounts, $67,567 and $58,179, respectively, are deferred and currently owing. The salary deferrals, which commenced during 1998, and non-payments of salary in 2002 were each effected in order to conserve working capital of the Company. The balance of deferred salary due to Mr. William Reid at December 31, 2002 totals $279,364 and the non-payment of salary for 2002 totals $99,475, both of which amounts have to date not been paid. Effective January 1, 2003, Mr. William W. Reid and the Company amended Mr. Reid's Employment Contract to eliminate the annual upward adjustment provisions related to increases in the Consumer Price Index and to reduce his salary commencing for 2003 to $225,000 per year. Mr. Reid has agreed to re-negotiate with the Compensation Committee of the Board of Directors concerning his compensation package.

(2) During 2002, the Company only paid Mr. Pass $41,232 of his contractual salary of $121,688. Of the balance of such contractual amount, $35,692 was deferred and $44,764 was not paid and is currently owing. Likewise, for 2001 and 2000, Mr. Pass was only paid $85,996 and $85,912, respectively, with the balance of his contractual salary amounts, $30,405 and $26,181, respectively, are deferred and currently owing. The salary deferrals, which commenced during 1998, and non-payments of salary in 2002 were each effected in order to conserve working capital of the Company. The balance of deferred salary due to Mr. Pass at December 31, 2002 totals $125,714 and the non-payment of salary for 2002 totals $44,764, both of which amounts have to date not been paid. Mr. Pass has agreed to re-negotiate with the Compensation Committee of the Board of Directors concerning his compensation package.


(3) During 2002, the Company only paid Mr. David Reid $45,478 of his contractual salary of $134,873. Of the balance of such contractual amount, $39,658 was deferred and $49,737 was not paid and is currently owing. Likewise, for 2001 and 2000, Mr. Reid was only paid $95,215 and $95,123, respectively, with the balance of his contractual salary amounts, $33,784 and $29,089, respectively, are deferred and currently owing. The salary deferrals, which commenced during 1998, and non-payments of salary in 2002 were each effected in order to conserve working capital of the Company. The balance of deferred salary due to Mr. David Reid at December 31, 2002 totals $139,682 and the non-payment of salary for 2002 totals $49,737, both of which amounts have to date not been paid. Mr. Reid has agreed to re-negotiate with the Compensation Committee of the Board of Directors concerning his compensation package.



NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN

Option Grants in Last Fiscal Year
---------------------------------

     During 2002 no grants of stock options were made pursuant to the Non-Qualified Stock Option and Stock Grant Plan (the "Plan") to Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Table
--------------------------------------------------------------------------------
Value
-----

     Shown below is information at December 31, 2002 with respect to the exercised and unexercised options to purchase the Company's common stock to Executive Officers under the Plan. No options were exercised by Executive Officers during year ended December 31, 2002.

                             Number of
                             Securities                           Value of
                             Underlying         Number of        in-the-Money
                             Unexercised        Securities         Options
                           Options Held at     Exercisable       Exercisable at
                             December 31,      December 31,       December 31,
Name                            2002            2002 (1)(2)         2002 (3)
----                       ---------------     ------------       -------------

William W. Reid                888,295           477,795           $172,006

William F. Pass                295,000           160,000           $ 57,600

David C. Reid                  665,000           362,500           $130,500


(1) Effective December 6, 2002 and as amended March 17, 2003, the Company and its Executive Officers entered into agreements whereby the Executive Officers agreed not to exercise an aggregate of 785,000 option shares so as to make shares available for sale by the Company during 2002. See Item 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-EXECUTIVE OFFICERS AND DIRECTORS.

(2) Effective January 20, 2003 and as amended March 17, 2003, the Company and its Executive Officers amended and increased the number of shares subject to the above noted agreements whereby the Executive Officers agreed not to exercise an aggregate of 1,750,100 options shares so as to make shares available for sale by the Company during 2003, reducing the number exercisable at that date to aggregate 98,195 option shares.

(3) Based upon the close price as reported by OTC Bulletin Board as of December 31, 2002 ($0.52 per share).

Securities Authorized for Issuance Under Equity Compensation Plans.
-------------------------------------------------------------------

     Shown below is information at December 31, 2002 with respect to compensation plans, that being under the Non-Qualified Stock Option and Stock Grant Plan, as Amended (also as referred to as the "Plan") (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.


                                    Equity Compensation Plan Information
                                                                                  Number of securities
                                            (a)                                   remaining available for
                              Number of securities to   Weighted-average          future issuance under
                              be issued upon exercise   exercise price of         equity compensation plans
                              of outstanding options,   outstanding options,      (excluding securities
Plan category                 warrants and rights       warrants and rights       reflected in column (a))
-------------                 -----------------------   --------------------      ------------------------

Equity compensation plans
approved by security holders          2,048,295             $.16/share                    142,470

Equity compensation plans
not approved by security
holders                                  None                   None                        None

Total                                 2,048,295             $.16/share                    142,470



     The number of securities underlying unexercised options increased to 2,148,295 effective February 18, 2003 with the grant of a 5-year stock option agreement covering 100,000 shares at exercise price $.50/share to Mr. Richard F. Nanna, a director of the Company. These options may be exercised after July 18, 2003 assuming sufficient shares of Common Stock are reserved and available under the Plan.

Material Terms of Equity Compensation Plans
-------------------------------------------

     The Plan was adopted by the Company effective March 17, 1989. The Plan terminates by its terms on March 16, 2009. Under the Plan a total of 2,500,000 shares of Common Stock were reserved for issuance thereunder. If the shareholders of the Company approve the proposed change to the Plan, the number of shares of Common Stock reserved for issuance under the Plan will be increased to 3,500,000 shares.

General Information Regarding the Plan
--------------------------------------

     Under the Plan non-qualified stock options ("Options") and/or stock grants of Common Stock of the Company may be granted to key persons. The Plan was established to advance the interests of the Company and its stockholders by affording key persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. This Plan gives the Board broad authority to grant Options and make stock grants to key persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters, and to set the option price, term of option, and other broad authorities. Options shall not be granted at less than the fair market value at the date of grant and may not have a term in excess of 10 years.

     Shares issued to optionees upon exercise of Options or upon stock grants under the Plan are "restricted securities" as defined under the Securities Act of 1933, unless a Form S-8 Registration Statement covering such shares is effective. Restricted shares cannot be freely sold and must be sold pursuant to an exemption from registration (such as Rule 144) which exemptions typically impose conditions on the sale of the shares.

Tax Effect on Participants
--------------------------

     Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

     The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be long-term or short-term gain (no loss), depending upon the holding period of the shares.

     If a non-qualified option is exercised by tendering previously-owned shares of the Company's common stock in payment of the option price, then, instead of the treatment described above, the following will apply. A number of new shares equal to the number of previously-owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously-owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income, and his holding period in such shares will begin on the date of exercise.

     Stock Grants. A stock grant results in taxable income to the grantee and deduction to the Company at the time of the grant for the market value of the stock grant.

COMPENSATION OF DIRECTORS

     The Company reimburses its outside directors for reasonable expenses incurred by them in attending meetings of the Board of Directors or of Committees of the Board. No such expenses were incurred or paid during 2002 and 2001. Outside director were to be paid $1,000 per month for services of which one-half ($500) is to be deferred. However, during 2002, Mr. Goth received total compensation of $2,000 for his service as outside director for 2002 with the remaining $10,000 unpaid, deferred and owed to him as of December 31, 2002 plus an additional $21,500 owned to Mr. Goth for deferred 2001 and prior years directors pay, which amount has not been paid as of May 28, 2003.

EMPLOYMENT CONTRACTS

     The Company entered into employment contracts effective January 1, 1994, as amended June 1, 1995 and July 21, 1998 with William W. Reid, William F. Pass, and David C. Reid (the "Employment Contracts") each of which was initially for a five-year term. The Employment Contracts shall be extended automatically by one year upon each anniversary date unless either the Company or employee provides the other party required written notice, that the Employment Contract will not be so extended. During 1998 the Company gave written notice under each Employment Contract that it was not automatically extending the term by an additional year which resulted in such contracts having a term of four years subject to the automatic extensions each year as discussed above. Therefore, each of the Employment Contracts have a current term through December 31, 2006. William W. Reid's Employment Contract provides for a base salary of $157,500 per year for the first year, $200,000 per year for the second year, and annual upward adjustments thereafter based upon increases in the Consumer Price Index (All Items-Urban), also referred to as the "CPI-U". William F. Pass' Employment Contract provides for a base salary of $75,000 per year for the first year, $90,000 per year for the second year, and annual upward adjustments thereafter based upon increases in the CPI-U. David C. Reid's Employment Contract provides for a base salary of $75,000 per year for the first year, $100,000 per year for the second year, and annual upward adjustments thereafter based upon increases in the CPI-U. Effective January 1, 2003, Mr. William W. Reid and the Company amended Mr. Reid's Employment Contract to eliminate the annual upward adjustment provisions related to increases in the Consumer Price Index and to reduce his salary commencing for 2003 to $225,000 per year. During 1998, 1999, 2000, 2001 and through December 31, 2002, the executives voluntarily deferred a portion of their base salary in order to conserve working capital. As of December 31, 2002 and as of May 31, 2003, the Company owed deferred salary to William Reid in the amount of $279,364, William F. Pass in the amount of $125,714 and David C. Reid in the amount of $139,682. In addition, as of December 31, 2002 and as of May 31, 2003, the Company owed its executive officers unpaid regular pay for 2002 in addition to the amounts deferred above, with William Reid owned $99,475, William Pass owned $44,764 and David Reid owned $49,737.

     Each of the Employment Contracts provides that the employee would be entitled to receive a termination payment from the Company in a lump sum equal to 2.9 times the employee's average annual compensation for the five taxable years immediately preceding the date of termination by the employee under certain circumstances (provided that the employee is not provided continued employment for a minimum of three years with compensation and other business terms equal to or more favorable to the employee than under the Employment Contract) summarized as follows: i) the sale by the Company of substantially all of its assets to a single purchaser or to a group of affiliated purchasers; ii) the sale, exchange or other disposition, in one transaction or a series of related transactions, of at least 30 percent of the outstanding voting shares of the Company; iii) a decision by the Company to terminate its business and liquidate its assets; iv) the merger or consolidation of the Company with another entity or an agreement to such a merger or consolidation or any other type of reorganization; v) there is a material change in employee's authority, duties or responsibilities; or, vi) the Company acquires any stock or other investment in any business enterprise which acquisition or investment exceeds 40 percent of the net book value of the Company. Upon the death of an employee, the Company shall pay the employee's estate an amount equal to one year's salary; and upon termination by the Company following permanent disability of the employee, the Company shall pay the employee an amount equal to two years salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Officers and Directors

     During 2002, the three executive officers made cash advances to the Company to allow the payment of wages to other employees and certain critical payments. The maximum aggregate amount of such advances from the three executive officers was approximately $30,000 which were repaid effective May 31, 2002.

     During a portion of 2002, the Company elected not to pay certain salaries to its three executive officers in the aggregate amount of approximately $193,976 as of December 31, 2002 in order to conserve working capital. Of this total, $99,475 is owned to William W. Reid, $44,764 is owed to William F. Pass and $49,737 is owned to David C. Reid. Commencing July 1, 1998 and effective through December 31, 2002, the three executive officers of the Company voluntarily deferred a portion of their individual salaries in order to conserve working capital of the Company. These amounts remain unpaid as of May 31, 2003. As of December 31, 2002, the total amount of such voluntary deferral was $544,760 with William W. Reid owed $279,364, William F. Pass owed $125,714 and David C. Reid owed $139,682. These amounts remain unpaid as of May 31, 2003. Therefore, as of December 31, 2002 and May 31, 2003, the total amounts owned to the executive officers for unpaid salary as well as deferred salary is $738,736 with William W. Reid owed an aggregate of $378,839, William F. Pass owed an aggregate of $170,478, and David C. Reid owed an aggregate of $189,419.

     Our executive officers and directors hold options to purchase 2,048,295 shares of our Common Stock. Effective December 6, 2002 and as amended January 20, 2003 and March 17, 2003, the Company and each of those individuals entered into agreements whereby the individuals agreed not to exercise an aggregate of 1,940,100 option shares until and unless there are sufficient authorized but unissued Common Shares become available. Such agreements were entered into so as to make shares available for sale by the Company during 2002 and 2003. Those individuals agreed to this limitation under their respective stock option agreements in order to allow the sale by the Company of Common Stock and warrants during 2002 and 2003 to raise critical funding for the Company. As inducement to those individuals, the Company has agreed to use its best efforts to replace the reserved shares under the individual stock option agreements. Of the aggregate number, William W. Reid has agreed to not exercise 847,200 option shares, William F. Pass has agreed to not exercise 278,600 option shares, David
C. Reid has agreed not to exercise 624,300 option shares, and John W. Goth has agreed not to exercise 189,900 option shares. The option shares subject to this exercise limitation could become available to the agreeing executive officers and directors for exercise if and when our shareholders approve an increase to our authorized number of Common Shares.

IBK Capital Corp.

     On December 17, 2001 the Company and GRC, an affiliate of the Company, jointly entered into an agreement with IBK Capital Corp. of Toronto, Ontario, Canada ("IBK") whereby IBK agreed to separately assist the Company as well as GRC in efforts to seek and arrange equity investment. The Company and GRC determined to jointly seek the assistance of IBK since both the Company and GRC were interested in raising equity funding and IBK represented that since the shares of the Company are publicly traded and the shares of GRC are not, the pools of potential investors who might be contacted by IBK for equity investment would generally be different groups and therefore would not result in any conflict of interest between the interests of the Company and GRC. IBK is a limited market dealer based in Canada whose business includes seeking funding for public and private companies from institutional and exempted investors. That joint agreement had a term of six months but was extended by the parties and terminated January 15, 2003. The agreement provides for an initial work fee of $16,192 of which $15,882 was to be first deducted from the commission due IBK, if any, of 9% computed on any money raised for the Company and/or GRC, plus a non-accountable expense advance of $2,267, both of which were paid by GRC in December, 2001. IBK did not conclude any transactions concerning or for the benefit of GRC. Under various transactions arranged by IBK during 2002 for the Company, IBK was paid by the Company total fees and commissions of $80,100 which includes $15,882 paid by GRC to IBK in 2001 and which was deductible from commissions due to IBK by the Company. The Company has reimbursed GRC in 2002 for the $15,882 paid by them to IBK during 2001.

French American Banking Corporation

     French American Banking Corporation ("FABC") has certain contingent rights under the "Agreement To Pay Distributions" dated February 21, 1992. Under this agreement, Tonkin Springs Gold Mining Company ("TSGMC"), a wholly owned subsidiary of the Company, is required to pay a limited portion of certain distributions from Tonkin Springs Venture Limited Partnership ("TSVLP"), also a wholly owned subsidiary of the Company, to FABC. TSVLP has complete control of such distributions, if any, to TSGMC. Under the terms of the Agreement to Pay Distributions, TSGMC is required to pay to FABC (i) the first $30,000 in cash or value of asset distributions, as defined in such agreement, received from TSVLP, plus (ii) an amount equal to 50 percent of such retained distributions in cash or value of asset distributions after TSGMC has first received and retained $500,000 of such retained distributions. This obligation to FABC shall terminate after FABC has been paid a total of $2,030,000 thereunder. FABC is owner of 2,197,265 shares of the Company representing approximately 12.6 percent of the outstanding shares as of May 31, 2003. Mr. Curtis Deane, a Director of the Company since May 19, 2003, is an employee of BNP Paribas which, in turn, is an affiliate of FABC.

Gold Resource Corporation

     Effective July 1, 2000, the Company and Gold Resource Corporation ("GRC"), a private Colorado corporation and affiliate company, entered into a management contract (the "2000 Management Contract") under which the Company provided general management of GRC business activities through December 31, 2001 in exchange for 1,280,000 shares of GRC of which 666,672 were earned during 2001. GRC is exploring various mineral properties located in Mexico.

     Effective January 1, 2002, the Company and GRC entered into a new management contract (the "2002 Management Contract") which expired December 31, 2002. Under the 2002 Management Contract the Company was to be paid $30,000 per month to provided general management of GRC business activities through December 31, 2002. GRC paid $30,000 to the Company under the 2002 Management Contract but was unable to make the other required payments. The Company will recognize revenue related to this item as payments, if any, are received from GRC.

     Under both the 2000 Management Contract and the 2002 Management Contract, GRC was responsible for all funding needed and intends to and has been raising funds through the sale of GRC stock. The parties agreed not to enter into a new management contract for year 2003 as of this date. The independent director(s) of the Company approved both contracts with GRC. Commencing January 2, 2003, William W. Reid, David C. Reid and William F. Pass may spend personal time on the business affairs of GRC. This time will not interfere with their respective duties as directors and/or officers of the Company.

     The 1,280,000 shares of GRC owned by the Company represents approximately 28% of GRC capitalization as of March 31, 2003. Through its stock ownership in GRC, the Company has the opportunity to benefit from GRC's activities in Mexico with no additional funding, other than that related to the existing level of corporate overhead expenditures during the contract periods. William W. Reid and David C. Reid directly and beneficially own approximately 35% of GRC capitalization as of March 31, 2003. William F. Pass, an officer of the Company, was granted by GRC a non-qualified stock option to purchase 200,000 shares of GRC common stock at an exercise price of $.50 per share.

     GRC was formed in August 1998 by founders William W. Reid and David C. Reid to provide a corporate vehicle for potential future business activities. GRC was inactive until July 1, 2000. At its formation and through July 1, 2000, a majority of the outstanding capital stock of GRC was owned by its founders. As of March 31, 2003, the other owner of five percent or more of GRC capital stock is RMB International (Dublin) Limited ("RMB") which owns approximately 15% of GRC's capital stock. Throughout the history of GRC William W. Reid and David C. Reid were and are the sole directors of GRC and there have been no other executive officers of GRC. William W. Reid and David C. Reid are also executive officers and directors of the Company.

     The Company was party to the GRC stock subscription agreement with RMB dated May 6, 2002. That agreement obligates the Company and the founders of GRC, under certain circumstances, to sell some or all of their shares of GRC to a third party on a pari passu basis with RMB, and gives RMB the contingent right to seek and negotiate such sale for up to 51% of the then outstanding shares of GRC (the "Bring Along Obligation"). The Bring Along Obligation can triggered by RMB if GRC has not raised certain defined additional equity funding in the amount of $350,000 by August 31, 2003. Through March 31, 2003, GRC has raised approximately $65,000 towards this funding target.

     During year 1999 and 2000 the Company actively evaluated mining opportunities in Mexico and made proposals to the owners of a number of properties. The Company's proposals to those property owners were rejected however, primarily because the Company could not offer any up-front cash nor could the Company demonstrate an ability to raise funding sufficient to meet the financial and other obligations under those proposed transactions. The board of directors then concluded that the Company could not negotiate competitively for property acquisitions in Mexico due to its limited resources and its inability to raise additional equity funding due to a lack of authorized but unissued shares and the Company decided to curtail activities in Mexico.

     In June 2000 William W. Reid and David C. Reid made a proposal to the independent directors of the Company, John W. Goth and Douglas J. Newby, as to a possible way the Company could participate in opportunities in Mexico while limiting any direct funding obligations to that effort through equity participation with a then inactive private Colorado corporation, GRC. The concept presented to the Company was that William W. Reid and David C. Reid would commit to an aggregate $50,000 in funding to GRC at the rate of $.50/share of GRC stock in order to pay for the costs of evaluating and potentially acquiring one or more mining properties in Mexico and GRC would then raise additional funding needed. The Company could earn an equity position in GRC through the management of the affairs of GRC under a management contract for a specific period of time. The Company would have no obligation to fund expenses of GRC. The business plan of GRC was to raise additional equity funding from third parties if and when a mineral property of merit was acquired. The independent directors of the Company negotiated and finalized the terms of the transaction with GRC and the management agreement entered into July 1, 2000 was first drafted by the Company, reviewed and finalized by legal counsel representing the Company, and executed on behalf of the Company by its independent directors, Mr. Goth and Mr. Newby, as discussed in more detail below. Throughout its history GRC has had no employees; however GRC does currently retain the services of a Mexican national under a consulting arrangement.

     Through August 31, 2001, GRC was funded only by investment of its founders as discussed above. During September 2001, following the lease of the Zimapan property in Mexico, GRC commenced private placement sale of its common stock to third parties. With regard to corporate opportunities and potential conflicts of interest among and between the Company and GRC, the Company is primarily focused on activities in Nevada and the western United States and any business opportunities in these locations would be first available to the Company. Conversely, GRC is focused on corporate opportunities in Mexico and any business opportunities in Mexico would be first available to GRC. If the board of directors of either the Company or GRC first elect not to evaluate a particular business opportunity for any reason, the other company would be free to undertake that particular business opportunity without conflict of interest related to corporate opportunity between the Company and GRC.

     Effective August 23, 2001 GRC leased a prospective silver/lead/zinc mining property covering approximately 47 hectares and located in the Zimapan Mining District in the state of Hidalgo, Mexico. This project is in the exploration stage and has been designated by GRC its Zimapan Project. The lease agreement for Zimapan is subject to a 5% net smelter return royalty and requires periodic advance royalty payment to the concession owner. During 2001 and 2002, GRC paid the concession owner $105,000 and the lease requires payments of $200,000 for 2003. GRC commenced a drilling program at the Zimapan Project during 2002 with approximately 1,800 meters of underground and surface drilling completed. While certain areas of mineralization were encountered in this drilling the evaluation has not established any estimate of mineralized material. The drilling program at Zimapan may continue during 2003.

     Effective November 1, 2002, GRC leased a prospective gold/silver property covering approximately 1,897 hectares located in the historic Octolan mining district in the state of Oaxaca, Mexico, designated the "Oaxaca" property. The Oaxaca property is an exploration stage property. The lease agreement for Oaxaca is subject to a 4% net smelter return royalty where production is sold in gold/silver dore form and 5% for production sold in concentrate form, and the lease requires periodic advance royalty payment to the concession owner. During 2002 GRC paid the concession owner $5,000 and the lease requires payments of $30,000 in 2003. GRC is evaluating this property and may commence an exploration program during 2003.

     GRC is involved in efforts to raise funds through the sale of its common stock required to fund its property exploration and evaluation programs, property maintenance costs and corporate overhead. From September 2001 through March 31, 2003, GRC has raised approximately $553,000 from sale of its common stock.

     During 2002, the Company made a non-interest bearing and unsecured loan to GRC of $30,000 to enable GRC to make certain critical property payments related to the Zimapan Project. This loan was repaid during 2002. During the three months ended March 31, 2003, the Company made a non-interest bearing and unsecured loan to GRC of $30,000 to enable GRC to make certain property expenditures. That loan remains outstanding as of May 31, 2003.

     The shares of GRC are not currently publicly traded. The GRC shares were assessed by the Company to have indeterminable market value and the shares have therefore were recorded at zero value. Under equity accounting, the Company has not recorded its share of GRC's operating losses to date since such recognition would reduce its zero basis investment in GRC to below zero. GRC's unaudited operating loss for year 2002 and 2001 is approximately $(778,646) and $(346,498), respectively, of which the Company's share would be approximately $236,700 and $118,200, respectively.

             PROPOSAL FOR AMENDMENT TO THE ARTICLES OF INCORORATION
                          TO INCREASE AUTHORIZED SHARES

     On May 19, 2003, the Company's Board of Directors unanimously approved a resolution to place before the Shareholders a proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 18,000,000 to 35,000,000 shares. The Board of Directors recommends that the Shareholders approve the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from 18,000,000 shares, par value $0.10/share to 35,000,000 shares, par value $0.10/share. For reasons described below, the Company's Board of Directors believe adoption of the proposed amendment is essential for the Company to have the ability to structure financings to meet the Company's financial needs including protecting and developing the Company's sole mining property, the Tonkin Springs project.

     The Board of Directors believes that if the proposal to increase the authorized shares of Common Stock to 35,000,000 shares is not approved, the Company's ability to protect and develop its assets will be severely hampered and such assets could be lost.

     There are currently 18,000,000 authorized shares of Common Stock and 17,453,533 shares outstanding. In addition, there are outstanding warrants to purchase 428,573 shares of Common Stock at an amended exercise price of $.30/share expiring May 30, 2006, and stock options to officers and directors to purchase 2,148,295 shares of Common Stock of the Company. In connection with the private sale by the Company of Common Stock during 2002 and 2003, the executive officers and outside director of the Company voluntarily agreed not to exercise an aggregate of 1,870,000 option shares under existing stock option agreements with the Company in order to allow the Company to raise additional working capital. Thus, the Company presently has no discretionary authorized shares of Common Stock available for issuance for business purposes. In order to provide capital which may be required to preserve, protect and develop the Tonkin Springs project and to provide capital for other business purposes, if the need arises, which capital would not be available if there were an insufficient number of authorized shares of Common Stock of the Company, the Board of Directors deems that it is appropriate to increase the number of authorized shares.

     The Board of Directors believes that a substantial degree of flexibility should be available to the Company in structuring financial transactions for funding preservation, protection and development of the assets of the Company as well as to potentially provide other working capital for appropriate business needs. The Board of Directors believes it is prudent that the Company have authorized but unissued shares of Common Stock for issuance from time to time as may be required for various purposes, including issuance for equity financings, acquisitions, employees stock options and other proper business purposes.

     If the Company wished to issue Common Stock for any purpose, the Board would be able to authorize the issuance of the Company's shares without the necessity, and related costs and delays, of either calling a special Shareholder's meeting or waiting for the next regularly scheduled meeting of Shareholders in order to increase the authorized capital. If, in a particular instance, shareholder approval were required by law, rules of stock exchanges where the Company's shares are listed, or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the Shareholders of the Company. Shareholders are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

     Because the Company could issue a significant number of shares in connection with future financings, it is possible that a change of control of the Company could occur. However, management believes that most of the shares sold in any financing would be sold to a number of different purchasers which could mean that such purchasers would have to act in concert in order to effect a change in control. There are at present no specific understandings, arrangements or agreements with respect to any future transactions which would require the Company to issue any new shares of its Common Stock that are proposed to be authorized by amendment of the Company's Articles of Incorporation.

     This proposal is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures in any Articles of Incorporation, as amended, or the Bylaws of the Company in effect on the date of this Proxy Statement. However, Shareholders should note that the availability of authorized but unissued shares of Common Stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming and that the availability of authorized but unissued shares might make it more difficult or time consuming to remove Management. Although the Board of Directors currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Colorado law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company. The Company has no present intention to use the authorized Common Stock for anti-takeover purposes.

     As noted above, the Company currently has certain outstanding stock option agreements with officers and directors of the Company under the Plan for which shares of common stock are not available under the current authorized share number of 18,000,000. Therefore, if the shareholders approve this proposal for increase to the authorized shares the shares reserved for the Plan will total 2,190,765 shares leaving 15,355,702 shares available for other purposes including reservation of 428,572 shares for issuance upon exercise of warrants at $.30/share expiring May 30, 2006. If the shareholders also approve the proposal to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 shares to 3,500,000 shares, the shares reserved for the Plan will total 3,190,765 shares leaving 14,355,702 shares available for other purposes including reservation of 428,572 shares for issuance upon exercise of warrants at $.30/share expiring May 30, 2006.

     The Board of Directors recommends that the Shareholders of the Company vote FOR this proposal to approve an amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from 18,000,000 shares to 35,000,000 shares. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock will be necessary to approve the proposal to amend the Articles of Incorporation to increase the number of shares of Common Stock from 18,000,000 to 35,000,000 shares.

     THE SHARES OF COMMON STOCK REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES FROM 18,000,000 SHARES TO 35,000,000 SHARES EXCEPT PROXIES MARKED AGAINST THE PROPOSAL WILL BE VOTED AGAINST THE PROPOSAL.

            PROPOSAL FOR AMENDMENT TO THE NON-QUALIFIED STOCK OPTION
              AND STOCK GRANT PLAN TO INCREASE THE SHARES RESERVED
                           FOR ISSUANCE UNDER THE PLAN

     On May 19, 2003, the Company's Board of Directors unanimously approved a resolution to place before the Shareholders a proposal to amend the Non-Qualified Stock Option and Stock Grant Plan (the Plan) to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 to 3,500,000 shares. The Board of Directors recommends that the Shareholders approve the amendment to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 to 3,500,000 shares. The Company's Board of Directors believe adoption of the proposed amendment is necessary for the Company to have shares available under the Plan for the grant of stock options and stock grants to members of the Board of Directors, employees of the Company and other key persons in whom the Company may rely. As of March 31, 2003, the Plan has only 42,470 shares of Common Stock remaining available for new option grants or otherwise. The purpose of the Plan is to advance the interest of the Company and its shareholders by affording key persons, whose judgment, initiative and efforts the Company may rely for the successfully conduct of their businesses, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. Therefore, the Board is of the belief that it is in the best interest of the Company for shareholders to approve the requested 1,000,000 share increase in the number of Common Stock available under the Plan.

     The Board of Directors recommends that the Shareholders of the Company vote FOR this proposal to amend the Non-Qualified Stock Option and Stock Grant Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 to 3,500,000 shares. The affirmative vote of a majority of the shareholders present in person or by proxy at the meeting will be necessary to approve the proposal to amend the Non-Qualified Stock Option and Stock Grant Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,500,000 to 3,500,000 shares.

     THE SHARES OF COMMON STOCK REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN TO INCREASE THE SHARES RESERVED UNDER THE PLAN FROM 2,500,000 SHARES TO 3,500,000 SHARES EXCEPT PROXIES MARKED AGAINST THE PROPOSAL WILL BE VOTED AGAINST THE PROPOSAL.


             SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during 2002 and Forms 5 and amendments thereto, if any, furnished to the Company with respect to 2002, the Company is not aware that any person, who at any time during the fiscal year was a director, officer, beneficial owner of more than ten percent of the stock of the Company, failed to file on a timely basis, as disclosed in the above Forms, reports required by section 16(a) during the most recent fiscal year or prior years.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the board of Directors is pleased to present this Audit Committee Report.

     On February 12, 2003, we hired Stark Winter Schenkein & Co., LLP to audit our consolidated financial statements for our fiscal year ended December 31, 2002. Stark Winter Schenkein & Co., LLP, audited our consolidated financial statements for fiscal year ended December 31, 2001. The audit reports on our financial statements for years 2002 and 2001 did not include any adverse opinion or disclaimer of opinion, however the audit reports did include discussion of going-concern uncertainties. During fiscal years 2002 and 2001, we had no disagreements with Stark Winter Schenkein & Co., LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Stark Winter Schenkein & Co., LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements.

     We have reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2002, with management and have reviewed related written disclosures of Stark Winter Schenkein & Co., LLP, our independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended with respect to those statements.

     We have reviewed the written disclosures and the letter from Stark Winter Schenkein & Co., LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with

Audit Committees) and have discussed with Stark Winter Schenkein & Co., LLP its independence in connection with its audit of our most recent financial statements.

     Based on this review and these discussions, we recommend to the board of directors that these financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

     We have also reviewed the various fees that we paid or accrued to Stark Winter Schenkein & Co., LLP during 2002 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered. The following is a summary of the fees paid to Stark Winter Schenkein & Co., LLP for year-end audit work and other services performed during 2002:


     Audit Fees                                                          $ 7,213
     Registration statement financial statement reviews                    8,670
     Quarterly financial statement reviews                                 3,500
     Financial Information Systems Design and Implementation Fees              0
     Non-Audit Service Fees                                                    0
                                                                         -------

              Total fees                                                 $19,383

     Since there were no non-audit or non-interim financial statement review fees to Stark Winter Schenkein & Co., LLP, we concluded that there is no issue related to maintaining auditor independence.

     The board of directors adopted a written charter for the Audit Committee in July 2000 which is updated from time to time. A copy of this charter is attached to this Proxy Statement as Appendix A.

John W. Goth (Chairman and member)

Richard F. Nanna (member)

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company anticipates engaging Stark Winter Schenkein & Co., LLP as the independent auditors for the fiscal year ended December 31, 2003 subject to determination of the terms of that engagement towards the end of 2003. The Company anticipates that a representative of Stark Winter Schenkein & Co., LLP, who conducted the audit for the year ended December 31, 2002, will be present at the Annual Meeting of Shareholders. There have been no disagreements on matters of accounting principles or practices, financial statement disclosure nor of audit scope or procedures between the Company and Stark Winter Schenkein & Co., LLP during the two most recent fiscal years nor any subsequent periods. The representative of Stark Winter Schenkein & Co., LLP will be available to respond to Shareholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                   AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

     The Company anticipates that the next Annual Meeting of Shareholders will be held in June of 2004. Any Shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company's principal executive offices on or before March 31, 2004. The proponent must be a record or beneficial owner entitled to vote on such proposal at the next Annual Meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

                         ANNUAL REPORT ON FORM 10-KSB/A

     The Annual Report on Form 10-KSB/A concerning the operation of the Company during the calendar year ended December 31, 2002, including audited financial statements for the year then ended, is available upon request to shareholder of the Company.

                                  OTHER MATTERS

     The Board knows of no other business to be presented at the Meeting of Shareholders. If other matters properly come before the Meeting the persons named in the accompanying form of Proxy intend to vote on such other matters in accordance with their best judgment.

                                    By Order of the Board

June  __, 2003                      William W. Reid
                                    President and Chairman of the Board

                                   APPENDIX A

                             U. S. GOLD CORPORATION
                         Charter of the Audit Committee

Purpose:

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of U.S. GOLD CORPORATION, a Colorado corporation (the "Company") shall be to make such examinations as are necessary to monitor the corporate financial reporting of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

Composition:

     Except as discussed herein, the Committee shall be comprised of one or more "independent" members of the Board, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting, is a certified accountant, or has other comparable experience, including a current or past position as chief executive, financial officer or other senior officer with financial oversight responsibilities. A member of the Board is independent only if he or she has no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

Functions and Authority:

     The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Article 108 of the Colorado Business Corporation Act. The Committee shall be obligated, and shall have the full power and authority, to carry out the following responsibilities:

     1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

     2. To receive a formal written statement from the Company's independent auditors delineating all relationships between the auditors and the Company.

     3. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

     4. To instruct the independent auditors that the independent auditors are accountable to the Board and the Committee as stockholder representatives, and that the Committee has a responsibility to select, evaluate, and where appropriate, replace the independent auditors.

     5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

     6. To periodically review new and proposed releases and pronouncements by the Financial Accounting Standards Board (FASB), the American Institute of Certified Public Accountants (AICPA) and the Securities and Exchange Commission
(SEC) that may affect current or future financial statements or other disclosures in financial reports.

     7. To meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company's financial results for the year, as reported in the Company's financial statements, or other disclosures.

     8. To provide a report in the Company's annual meeting proxy statement and the Company's Form 10-KSB stating whether the Committee has complied with its responsibilities under the Charter, including without limitation, whether the Committee has reviewed and discussed the Company's audited financial statements with the Company's management, whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB, and whether anything came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information.

     9. To instruct the independent auditors that the independent auditors shall discuss the Company's financial results with the Committee and the Company's management prior to the filing of a Form 10-QSB.

     10. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

     11. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     12. To review the Company's balance sheet, statements of operations, and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

     13. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

     14. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

     15. To determine, as regards to new transactions or events, the auditor's reasoning in determining the appropriateness of the accounting principles and disclosure practices adopted by management.

     16. To assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

     17. To disclose in the Company's annual meeting proxy statement whether the Committee has a written charter, and to file the Committee's Charter every three years in the Company's annual meeting proxy statement.

     18. To review and update, if appropriate, the Committee's Charter annually.

     19. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliate of the foregoing.

     20. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings and Procedural Matters:

     The Committee will hold at least one regular meeting per year and additional meetings as the Chairman or Committee deems appropriate. The Committee will meet at such time as shall be determined by its Chairperson, or upon the request of any two of its members. The agenda of each meeting will be prepared by the Secretary of the Committee and, whenever reasonably practicable circulated to each member prior to the meeting date. The chief executive officer or chief accounting officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

     One-third of the members, but not less than one (1) member, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Chairperson will preside, when present, at all meetings of the Committee. The Committee may meet by telephone, or by videoconference, and may take action by written consent. Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, member of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

                              U.S. GOLD CORPORATION
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated June __, 2003, hereby appoints the Chief Executive Officer, Mr. William W. Reid, and the Chief Financial Officer, Vice President and Secretary, William F. Pass, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of U.S. Gold Corporation held of record by the undersigned on May __, 2003, at the Annual Meeting of Shareholders to be held on July __, 2003 at (location and address), at 10 a.m. Mountain Time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND 3.

1. ELECTION OF DIRECTORS. NOMINEES: WILLIAM W. REID, JOHN W. GOTH, RICHARD F. NANNA, PETER BOJTOS, CURTIS DEANE AND DAVID C. REID

         [  ]  FOR                  [  ] WITHHELD
         [  ]  FOR ALL NOMINEES, EXCEPT THE FOLLOWING:

               ---------------------------------------

2. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 18,000,000 SHARES TO 35,000,000 SHARES.

         [  ] FOR                   [  ]  AGAINST           [  ]  ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM 2,500,000 SHARES TO 3,500,000 SHARES.

        [  ] FOR                   [  ]  AGAINST            [  ]  ABSTAIN

     This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE DIRECTORS AND FOR APPROVAL TO AMEND THE ARTICLES OF INCORPORATION.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


                                        ----------------------------------------
                                        (Signature)


                                        ----------------------------------------
                                           (Signature, if held jointly)

                                        Date:                             , 2003
                                             -----------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPLY USING THE ENCLOSED RETURN ENVELOP.